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                                                                    EXHIBIT 10.8




                                TECHNITROL, INC.
                          SUPPLEMENTAL RETIREMENT PLAN
                              AMENDED AND RESTATED
                            EFFECTIVE JANUARY 1, 2002
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                                TABLE OF CONTENTS


                                                                             PAGE
                                                                             ----
ARTICLE I
      PURPOSE CLAUSE ......................................................    1

ARTICLE II
      DEFINITIONS .........................................................    1

ARTICLE III
      BENEFITS ............................................................    3

ARTICLE IV
      ADMINISTRATION ......................................................    6

ARTICLE V
      AMENDMENT AND TERMINATION ...........................................    8

ARTICLE VI
      CHANGE IN CONTROL ...................................................    9

ARTICLE VII
      MISCELLANEOUS .......................................................   11


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                                TECHNITROL, INC.
                          SUPPLEMENTAL RETIREMENT PLAN
                              AMENDED AND RESTATED
                            EFFECTIVE JANUARY 1, 2002

                                    ARTICLE I

                                 PURPOSE CLAUSE

      This Plan was originally established solely for the purpose of providing benefits to certain employees of Technitrol, Inc. and its affiliated companies that would have been payable to them under the Technitrol, Inc. Retirement Plan but for the limitation placed on the amount of their Compensation that can be taken into account under Section 401(a)(17) of the Internal Revenue Code. This Plan is amended and restated to provide for enhanced supplemental retirement benefits for eligible employees offset by their accrued benefits under the Technitrol, Inc. Retirement Plan. The Plan is intended to constitute an unfunded plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

                                   ARTICLE II

                                   DEFINITIONS

      2.1 "Actuarially Equivalent" shall mean equality in value of the aggregate amounts expected to be received under different benefit forms (other than lump sums pursuant to Article VI) or the same form commencing at different points of time as determined using the actuarial equivalent assumptions set forth in the Retirement Plan.

      2.2 "Administrator" shall mean Technitrol, Inc.

      2.3 "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended.
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      2.4 "Company" shall mean Technitrol, Inc. and any affiliated company which participates in the Technitrol, Inc. Retirement Plan.

      2.5 "Compensation" shall mean the amount of base salary and cash bonus (not in excess of 75% of base salary in the calendar year in which it is paid) paid during the calendar year by the Company to a Participant.

      2.6 "Effective Date" shall mean January 1, 1994. The Effective Date of this amended and restated Plan shall mean January 1, 2002.

      2.7 "Early Retirement Date" of a Participant shall mean the first day of the calendar month coincident with or the next month following the date such a Participant attains age 55 and completes five (5) Years of Vesting Service.

      2.8 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as from time to time amended.

      2.9 "Final Average Compensation" shall mean the average of the Participant's Compensation during the highest three (3) consecutive calendar years out of the last ten (10) calendar years prior to the Participant's termination of employment or retirement.

      2.10 "Normal Retirement Age" shall mean the later of the attainment of age 65 or the fifth anniversary of participation in the Retirement Plan.

      2.11 "Participant" shall mean any employee of the Company who participates in Technitrol's Executive Short-Term Cash Incentive Plan and any other employee of the Company designated by the Board of Directors of Technitrol, Inc. as eligible to participate in the Plan.

      2.12 "Plan" means the Technitrol, Inc. Supplemental Retirement Plan, as from time to time amended.


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
      2.13 "Retirement Plan" shall mean the Technitrol, Inc. Retirement Plan, as from time to time amended.

      2.14 "Years of Service" shall mean the number of years of credited service that the Participant has earned under the Retirement Plan plus such additional years of service that the Participant is entitled to pursuant to the Plan (pursuant to Section 3.5).

      2.15 "Years of Vesting Service" shall mean the number of years of vesting service that the Participant has earned under the Retirement Plan plus such additional years of vesting service that the Participant is entitled to pursuant to the Plan (pursuant to Section 3.5).

                                  ARTICLE III

                                    BENEFITS

      3.1 Normal Retirement.

            (a) A Participant who retires on or after the Normal Retirement Age with 20 or more Years of Service shall be entitled to receive annually, commencing as of the first day of the month following the date of retirement, a single life annuity (payable in equal monthly installments) equal to the difference between (i) and (ii) below:

                  (i)   45% of Final Average Compensation

                  (ii) The amount of the Participant's accrued benefits (in the form of a straight life annuity) under the Retirement Plan as of the date of retirement.

            (b) For a Participant with less than 20 Years of Service, the annual amount of retirement benefit determined in Section 3.1(a)(i) above shall be multiplied


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by a fraction, the numerator of which is equal to his Years of Service and the denominator of which is 20.

            (c) As an alternative to receiving benefits in the form of a single life annuity, the Participant may elect in writing, at least one year prior to retirement, to receive benefits in one of the optional forms as set in Section
3.3. If the Participant elects to receive benefits in one of the optional forms, such benefits shall be adjusted using the same assumptions that are used to calculate optional forms of benefits (other than lump sums) under the Retirement Plan.

      3.2 Early Retirement. Upon retirement on or after his/her Early Retirement Date and prior to Normal Retirement Age, a Participant shall be entitled to receive, commencing as of the first day of the month following the date of retirement, one of the following:

            (a) If a Participant has 20 or more Years of Service at termination, a single life annuity determined in accordance with Section 3.1(a), based on Years of Service at termination. The benefit determined under the formula in
Section 3.1(a)(i) is reduced by 5% per year (prorated based on months) by which payments commence prior to the attainment of age 62 and the offset benefit determined under the formula in Section 3.1(a)(ii) is reduced according to
Section 5.2(b) under the Retirement Plan. If payments commence on or after the attainment of age 62, the benefit under the formula in Section 3.1(a)(i) is unreduced, but the offset benefit determined under the formula in Section 3.1(a)(ii) shall be reduced according to Section 5.2(b) under the Retirement Plan if payments commence prior to age 65.


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
            (b) If a Participant has less than 20 Years of Service at termination, a single life annuity determined in accordance with Section 3.1(b), based on Years of Service at termination and reduced by 1/15 for each of the first five (5) years and 1/30 for each of the next five (5) years (prorated based on months) by which payments commence prior to Normal Retirement Age.

            (c) A Participant may elect in writing, at least one year prior to retirement, to receive benefits commending at any time on or before his/her Normal Retirement Age in the form of a single life annuity or an annuity in one of the optional forms described in Section 3.3, as determined in accordance with the provisions of Section 3.1 and 3.2. A Participant who terminates prior to his/her Early Retirement Date with five or more Years of Vesting Service shall be entitled to receive, commencing as of the first day of the month following the attainment of Normal Retirement Age, a single life annuity as determined in accordance with Section 3.1. Alternatively, such a Participant may elect in writing, at least one year prior to his/her Early Retirement Date, to receive benefits, commencing at any time on or after his Early Retirement Date and before his/her Normal Retirement Age, in the form of a single life annuity or an annuity in one of the optional forms described in Section 3.3, as determined in accordance with the provisions of Section 3.1 and 3.2.

      3.3 Forms of Benefit. Subject to the provisions of Section 3.1 and 3.2, a Participant may elect to receive his benefits in one of the following Actuarially Equivalent forms:

            (a) a life annuity in level monthly payments, with either 60, 120 or 180 months certain. Such payments shall be made to the Participant for life and shall


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
continue to be paid to the designated beneficiary of the Participant for the period after the Participant's death and before expiration of the months certain.

            (b) a joint and survivor annuity continuing for life in level monthly payments to the Participant and thereafter for life in level monthly payments to his designated beneficiary, at either 50% or 100% (as stated in the election) of the payments to the Participant.

      3.4 Death. In the event of the death of a married Participant prior to the commencement of benefits under the Retirement Plan, and if the Participant was married to his spouse throughout the one-year period preceding the date of his death, his surviving spouse shall be entitled to receive benefits from this Plan equal to the survivor portion of a joint and 50% survivor annuity that would be payable to the Participant under the Plan had the Participant retired and elected an immediate joint and 50% survivor annuity on the day before his death, offset by the Actuarially Equivalent value of the survivor's benefits actually payable to his surviving spouse under the Retirement Plan.

      3.5 Prior Service Credit. For purposes of determining benefits under this Plan, James M. Papada, III and Grace Greco shall be entitled to 15 Years of Service and 15 Years of Vesting Service of prior service credit, effective as of June 30, 1999.

                                   ARTICLE IV

                                 ADMINISTRATION

      4.1 The Plan shall be administered by the Administrator, who shall have the discretionary authority to interpret the Plan, to determine eligibility for benefits hereunder, and to determine the nature and amount of benefits. Any construction or


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
interpretation of the Plan and any determination of fact in administering the Plan made in good faith by the Administrator shall be final and conclusive for all Plan purposes.

      4.2 (a) The Administrator shall prescribe a form for the presentation of claims under the terms of this Plan.

            (b) Upon presentation to the Administrator of a claim on the prescribed form, the Administrator shall make a determination of the validity thereof. If the determination is adverse to the claimant, the Administrator shall furnish to the claimant within 90 days after the receipt of the claim a written notice setting forth the following:

                  (i)   the specific reason or reasons for the denial;

                  (ii) specific responses to pertinent provisions of the Plan on which the denial is based;

                  (iii) a description of any additional materials or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (iv) appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review.

            (c) In the event of a denial of a claim, the claimant or his duly authorized representative may appeal such denial to the Administrator for a full and fair review of the adverse determination. Claimant's request for review must be in writing and made to the Administrator within 60 days after receipt by claimant of the written notification required under Section 4.2(b); provided, however, such 60-day period shall


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
be extended if circumstances so warrant. Claimant or his duly authorized representative may submit issues and comments in writing which shall be given full consideration by the Administrator in its review.

            (d) The Administrator may, in its sole discretion, conduct a hearing. A request for a hearing made by claimant will be given full consideration. At such hearing, the claimant shall be entitled to appear and present evidence and be represented by counsel.

            (e) A decision on a request for review shall be made by the Administrator not later than 60 days after receipt of the request; provided, however, in the event of a hearing or other special circumstances, such decision shall be made not later than 120 days after receipt of such request. If it is necessary to extend the period of time for making a decision beyond 60 days after the receipt of the request, the claimant shall be notified in writing of the extension of time prior to the beginning of such extension.

            (f) The Administrator's decision on review shall state in writing the specific reasons and references to the Plan provisions on which it is based. Such decision shall be promptly provided to the claimant. If the decision on review is not furnished in accordance with the foregoing, the claim shall be deemed denied on review.

                                   ARTICLE V

                            AMENDMENT AND TERMINATION

      5.1 Technitrol, Inc. may amend the Plan in any manner and at any time by action of the Board of Directors; provided, however, that no amendment shall deprive any Participant or his surviving spouse of any benefit accrued hereunder as of the date of adoption of such amendment as determined under Section 5.3, below.


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
      5.2 Technitrol, Inc. reserves the right to terminate this Plan at any time, in which case the benefits payable to any Participant shall be limited to those accrued hereunder as of the effective date of termination, as determined under Section 5.3, below.

      5.3 For purposes of Section 5.1 and 5.2, above, the benefit accrued by a Participant as of the date of adoption of an amendment to the Plan or the effective date of termination of the Plan shall be computed under Sections 3.1 or 3.2, whichever is applicable, as if the Participant has terminated employment on such date.

                                   ARTICLE VI

                                CHANGE IN CONTROL

      6.1 Notwithstanding anything to the contrary in the Plan, in the event there is a "change in control" of Technitrol, Inc., each Participant who is employed by the Company immediately prior to the change in control shall be entitled to receive benefits under this Plan (whether or not they are so employed by the Company or any successor to it after the change in control) equal to the excess of (i) the benefits that the Participant would have accrued under the Plan if his or her total Years of Service credited under the Plan included an additional five years (and, in the case of James M. Papada, III and Grace Greco, included, in addition to such additional five years, such additional years of credited service as provided in Section 3.5), as of the date of change in control over (ii) the vested benefits that the Participant has actually accrued under the Retirement Plan as of the date of change in control.

      6.2 In the event of a change in control, a Participant shall be treated as fully vested in his right to receive benefits under this Plan regardless of whether the

Participant is fully vested in his accrued benefits under the Retirement Plan or whether the Participant terminates employment on or after the change in control.

      6.3 In the event of a change in control, a Participant shall be entitled to receive a lump sum payment of the present value of the benefits that he has accrued under the Plan (calculated taking into account the provisions of Section
6.1 above) within ten days of the date on which the change in control occurs. The present value of the lump sum payment shall be determined by using the RP-2000 Mortality Table for Males and an interest rate (rounded to the nearest 2/10 of 1 percent) equal to 120 percent of the applicable Federal mid-term rate in effect under Section 1274(d)(1) of the Code for the month in which the change in control occurs.

      6.4 In addition to the lump sum payment described in Section 6.3, above, a Participant shall be entitled to receive an additional payment, within ten days following the change in control, of an amount that is sufficient to reimburse the Participant for any federal, state or local taxes (including, but not limited to, excise tax penalties) as a result of the payment of such lump sum and as a result of the additional payment to him pursuant to this Section 6.4, regardless of whether such payments, or any portion of them, are considered "excess parachute payments" under Section 280G of the Code. Such additional payment shall be calculated by assuming the Participant is subject to the highest marginal federal, state and local tax rates then in effect.

      6.5 In the event a Participant receives a lump sum payment of benefits pursuant to this Article VI, but continues employment with the Company subsequent to the change in control, the Participant shall be eligible to continue to accrue benefits under this Plan but shall not be entitled to receive a duplication of benefits previously paid to him pursuant to this Article. The Company has the sole authority and discretion to determine the factors used to make the adjustment under this
Section 6.5 and to determine the accruals already paid.

      6.6 For purposes of this Article, the term "change in control" means the occurrence of either of the following events: (a) any "Person" or "Persons" as defined in Sections 13(d) and 14(b) of the Securities Exchange Act of 1934, as amended (the "Act"), is or becomes the "beneficial owner" (as defined in Rule 13(d)-3 of the Act), directly or indirectly, of securities of Technitrol, Inc. representing more than twenty-five percent (25%) of the combined voting power of Technitrol, Inc.'s then outstanding securities or (b) more than fifty percent (50%) of the assets of Technitrol, Inc. and its subsidiaries, which are used to generate more than 50% of the earnings of Technitrol, Inc. and its subsidiaries in any one of the last three fiscal years, are disposed of, directly or indirectly, by Technitrol, Inc. (including stock or assets of a subsidiary(ies)) in a sale, exchange, merger, reorganization or similar transaction.

                                  ARTICLE VII

                                  MISCELLANEOUS

      7.1 Nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of asset segregation for the Participant or the Participant's surviving spouse, the Participant's only interest being the right to receive benefits set forth herein. To the extent that the Participant or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

      7.2 Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Participant, or as a right of any Participant


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to be continued in employment of the Company, or as a limitation on the right of the Company to discharge any of its employees, with or without cause.

      7.3 The benefits payable hereunder or the right to receive future benefits under the Plan may not be anticipated, alienated, pledged, encumbered, or subject to any charge or legal process.

      7.4 This Plan shall be interpreted in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent superseded by ERISA.

            IN WITNESS WHEREOF, Technitrol, Inc. has caused this Plan to be executed by its authorized officers and its corporate seal to be impressed hereon this 2nd day of February, 2002.


ATTEST:                                 TECHNITROL, INC.



/s/ Drew A. Moyer                       By: /s/ David W. Lacey
----------------------------------         -------------------------------------
                            [Seal]


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